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                                                                       EXHIBIT 2

                             JOINT FILING STATEMENT


We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of us.


THE KENNY ALLAN TROUTT CHILDREN'S TRUST II


By: /s/  STEVEN J. TROUTT
   ----------------------------            -------------------------------------
     Steven J. Troutt, trustee             Date:  September 9, 1996


/s/  STEVEN J. TROUTT
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Steven J. Troutt, as trustee of            Date:  September 9, 1996
the Kenny Allan Troutt
Children's Trust II